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                         Incorporated Under the Laws of The State of Colorado





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                                             * SPECIMEN *

                                            iGENISYS, INC.
                        100,010,000 Shares Common Stock -- Par Value $.001 Each



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  DATE:_________________



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                 Secretary                                  President